Exhibit 10.04

AGREEMENT AND RELEASE

This AGREEMENT AND RELEASE (the “Agreement and Release”) is dated May 6, 2009 by and between MoneyGram International, Inc., a Delaware corporation (together with its direct and indirect subsidiaries, successors and permitted assigns under this Agreement, the “Company”) and Anthony P. Ryan (“Executive”).

The Company employs Executive as its President and Chief Executive Officer, and Executive serves as a director on the Company’s Board of Directors;

Executive’s employment with the Company is at-will;

Executive is a Participant in the Amended and Restated MoneyGram International, Inc. Executive Severance Plan (Tier I) (the “Change of Control Severance Plan”) and the MoneyGram International, Inc. Special Executive Severance Plan (Tier I) (the “Special Executive Severance Plan”);

Executive is entitled to participate, subject to the terms thereof, in the Amended and Restated MoneyGram International, Inc. Management and Line of Business Incentive Plan (“Incentive Plan”);

The Company and Executive are contemplating entering into the following agreements: (a) MoneyGram International, Inc. 2005 Omnibus Incentive Plan Non-Qualified Stock Option Agreement (the “Option Agreement”); (b) Severance Agreement (the “Severance Agreement”); and (c) Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement (the “Post-Employment Restriction Agreement”);

The Company is willing to provide Executive with severance benefits described in the Severance Agreement, the opportunity to acquire Company stock as provided by the Option Agreement and participation in the Incentive Plan in consideration of and in exchange for Executive’s relinquishment and release of any and all rights and claims to severance payments and benefits Executive may have as a Participant in the Change of Control Severance Plan and Executive’s agreement to the restrictions in the Post-Employment Restriction Agreement;

Executive is willing to relinquish and release any and all rights and claims to severance payments and benefits Executive may have as a Participant in the Change of Control Severance Plan and is further willing to agree to the restrictions in the Post-Employment Restriction Agreement in consideration of and in exchange for (a) participation in the Incentive Plan; (b) the severance benefits described in the Severance Agreement; and (c) the benefits provided by the Option Agreement;

The Company is willing to pay Executive’s reasonable attorneys’ fees and costs relating to or arising from Executive’s attorneys’ review, negotiation and completion of the (a) the Option Agreement; (b) the Severance Agreement; (c) the Post-Employment Restriction Agreement; and (d) this Agreement and Release (collectively, “The Agreements”).

In consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

1. Relinquishment of Rights under Change of Control Severance Plan. Specifically in consideration of and in exchange for the severance benefits described in the Severance Agreement, the benefits provided by the Option Agreement, and participation in the Incentive Plan, Executive hereby forever and irrevocably relinquishes any and all rights Executive may have as a Participant in the Change of Control Severance Plan.

2. Release of Claims under Change of Control Severance Plan. Specifically in consideration of and in exchange for the severance benefits described in the Severance Agreement, the benefits provided by the Option Agreement, and participation in the Incentive Plan, Executive hereby releases and forever discharges the Company and its predecessors, affiliates, related companies, shareholders, and their respective members, managers, partners, employees, officers, agents, and directors from any and all claims Executive has or may have as a Participant in the Change of Control Severance Plan.

3. No Release of Rights or Claims under Special Executive Severance Plan. Company acknowledges and agrees that Executive does not relinquish or release any rights or claims he may have as a Participant in the Special Executive Severance Plan which expires on March 24, 2010.

4. Acknowledgment. Executive acknowledges and agrees that the Company’s entry into the Option Agreement and Severance Agreement are expressly conditioned upon Executive’s execution and delivery of the Post-Employment Restriction Agreement and this Agreement and Release.

5. Right to Consult with Attorney. Executive acknowledges that he has had ample time and opportunity to thoroughly review The Agreements in their entirety and to consult with Executive’s attorneys prior to signing The Agreements.

6. Knowing and Voluntary Action. Executive acknowledges that he has had a full opportunity to consider The Agreements and to ask any questions that he may have concerning The Agreements. Executive acknowledges that in deciding whether to sign The Agreements, he has not relied upon any statements made by the Company or its agents, other than the statements made in The Agreements. Executive further acknowledges that he has not relied on any legal, tax or accounting advice from the Company or its agents in deciding whether to sign The Agreements.

7. Attorneys’ Fees and Costs. Upon receipt of copies of invoices, the Company will pay Executive’s reasonable attorneys’ fees and costs relating to or arising from Executive’s attorneys’ review, negotiation and completion of The Agreements.

8. Miscellaneous.

a. Governing Law. This Agreement and Release shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of laws principles thereof.

b. Entire Agreement/Amendments. The Agreements and the other agreements, plans and documents referenced in this Agreement and Release contain the entire understanding of the parties with respect to the subject matter hereof. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Company and Executive conflicts with any provision of this Agreement and Release, the provision of this Agreement and Release shall control and prevail. This Agreement and Release may not be altered, modified, or amended except by written instrument signed by the parties hereto.

c. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement and Release on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement and Release.

d. Severability. In the event that any one or more of the provisions of this Agreement and Release shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and Release shall not be affected thereby.

e. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to preserve such rights and obligations.

f. Successors; Binding Agreement. This Agreement and Release shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

g. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Release as of the day and year first above written.

MONEYGRAM INTERNATIONAL, INC.

By:
Title:

EXECUTIVE

Signature:

Anthony P. Ryan

[SIGNATURE PAGE TO THE AGREEMENT AND RELEASE
BETWEEN THE ABOVE-REFERENCED PARTIES]